Exhibit 99.1

LIXTE and its Collaborators Expand Clear Cell Ovarian Cancer Trial

—Plans to double the Number of Patients in Study—

—Company Expects Initial Findings to be presented in 2026—

BOCA RATON, Fla., December 23, 2025 — LIXTE Biotechnology Holdings, Inc. (“LIXTE” or the “Company”) (Nasdaq: LIXT), a biotech company focused on advancing cancer treatments, today announced it is expanding its collaboration with The University of Texas MD Anderson Cancer Center and pharmaceutical manufacturer GSK on an ongoing clinical trial with LIXTE’s proprietary compound, LB-100, to treat ovarian clear cell cancer.

The trial, which combines LB-100 with GSK’s Dostarlimab to enhance the effectiveness of immunotherapy, was initiated in January 2024. It is directed by lead clinical investigator Amir Jazaeri, MD, Professor of Gynecologic Oncology, at MD Anderson.

A second trial site was added earlier this year at the Robert H. Lurie Comprehensive Cancer Center (Lurie Cancer Center) of Northwestern University, led by Emily M. Hinchcliff, MD, MPH.

MD Anderson and Northwestern Medical Center plan to double the number of enrollments in the trial to 42 patients, after successfully attaining its initial target of 21 patients earlier this year. The Company also announced that it expects data to be presented from the trial on the initial 21 patients in the first half of 2026.

“We are gratified to be expanding the patient population of this important clinical trial,” said Bas van der Baan, LIXTE’s Chief Scientific Officer, who leads the Company’s LB-100 program. “There is a tremendous unmet need in the treatment of ovarian clear cell cancer. Based on extensive published preclinical data, we believe LB-100 has the potential to significantly enhance chemotherapies and immunotherapies and improve patient outcomes.”

Geordan Pursglove, LIXTE’s Chief Executive Officer, added: “Expansion of this important trial is in keeping with LIXTE’s mission of treating cancer with exceptional, innovative therapies and cutting-edge technologies. With each step forward, we are hopeful of attaining our goal.”

About LIXTE Biotechnology Holdings, Inc.

LIXTE Biotechnology Holdings, Inc. is a clinical-stage pharmaceutical company focused on new targets for cancer drug development and developing and commercializing cancer therapies. LIXTE has demonstrated that its first-in-class lead clinical PP2A inhibitor, LB-100, is well-tolerated in cancer patients at doses associated with anti-cancer activity. Based on extensive published preclinical data (see www.lixte.com), LB-100 has the potential to significantly enhance chemotherapies and immunotherapies and improve outcomes for patients with cancer.

LIXTE’s lead compound, LB-100, is part of a pioneering effort in an entirely new field of cancer biology – activation lethality – that is advancing a new treatment paradigm. LIXTE’s new approach is covered by a comprehensive patent portfolio. Proof-of-concept clinical trials are currently in progress for Ovarian Clear Cell Carcinoma and Metastatic Colon Cancer. Additional information about LIXTE can be found at www.lixte.com.

Forward-Looking Statement Disclaimer

This announcement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. For example, statements regarding the Company’s financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future activities, including the continuing development of proprietary compounds, the planning, funding, coordination and potential results of clinical trials, the patent and legal costs to protect and maintain the Company’s intellectual property worldwide, and the Company’s ability to maintain compliance with Nasdaq’s continued listing requirements, are all forward-looking statements. These statements, also including, but not limited to, expectation of presenting initial findings in the first half of 2026, are generally accompanied by words such as “intend,” anticipate,” “believe,” “estimate,” “potential(ly),” “continue,” “forecast,” “predict,” “plan,” “may,” “will,” “could,” “would,” “should,” “expect” or the negative of such terms or other comparable terminology.

The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to it on the date hereof, but the Company cannot provide assurances that these assumptions and expectations will prove to have been correct or that the Company will take any action that the Company may presently be planning. However, these forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual results or experience may differ materially from those expected or anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies, available cash resources, research results, competition from other similar businesses, and market and general economic factors.

Readers are urged to read the risk factors set forth in the Company’s filings with the United States Securities and Exchange Commission at https://www.sec.gov. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For more information about LIXTE, contact:

info@lixte.com

General Phone: (631) 830-7092; Investor Phone: (888) 289-5533

or

PondelWilkinson Inc. Investor Relations pwinvestor@pondel.com

Roger Pondel: (310) 279-5965; Laurie Berman: (310) 279-5962